EXHIBIT 99

                              FOR IMMEDIATE RELEASE

                      ALL AMERICAN SEMICONDUCTOR ANNOUNCES
                        ONE-FOR-FIVE REVERSE STOCK SPLIT

MIAMI, FLORIDA -- June 1, 1999-- All American Semiconductor, Inc. (The Nasdaq Stock Market: SEMI), a leading national distributor of electronic components, today announced that a one-for-five reverse stock split of its outstanding shares of common stock was approved at the annual meeting of shareholders of the Company held on June 1, 1999. The reverse stock split will be effective for trading in the Company's new common stock at the opening of trading on Wednesday, June 2, 1999. With the completion of the reverse stock split the Company will now have approximately 3,969,463 shares of common stock, $.01 par value, outstanding (including 32,141 shares held by a wholly-owned subsidiary of the Company), without taking into account the rounding up to the nearest whole share of any fractional interests resulting from the reverse stock split.

All  American  is  recognized  as  the  nation's  6th  largest   distributor  of
semiconductors and the 15th largest electronic components distributor overall. The Company has offices in 32 strategic locations throughout North America.

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CONTACT:
Bruce M. Goldberg, CEO
Howard L. Flanders, CFO
(305) 621-8282 x 1417